UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  July 20, 2005


                           AMR CORPORATION
     (Exact name of registrant as specified in its charter)


            Delaware             1-8400             75-1825172
(State of Incorporation) (Commission File Number) (IRS Employer
                                               Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas           76155
 (Address of principal executive offices)            (Zip Code)


                        (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








Item 5.02.  Departure of Directors or Principal Officers;
Election of Directors; Appointment of Principal Officers.

AMR Corporation (the Company) is filing herewith a press release issued on July 20, 2005 by the Company as Exhibit 99.1 which is included herein. This press release was issued to report that on July 20, 2005, Ray M. Robinson was elected to the Board of Directors of AMR Corporation.

Also on July 20, 2005, the Board of Directors of AMR Corporation appointed Mr. Robinson to the AMR Audit Committee.







                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  July 20, 2005









                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release








                              Exhibit 99.1

                               CONTACT: Al Becker
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com



FOR RELEASE: Wednesday, July 20, 2005



 RAY M. ROBINSON, A DALLAS NATIVE WHO HEADS EAST LAKE COMMUNITY
         FOUNDATION AND EAST LAKE GOLF CLUB IN ATLANTA,
             IS ELECTED TO THE AMR CORPORATION BOARD


   Held Many Executive Positions In A 35-Year Career With AT&T

     FORT WORTH, Texas -- Ray M. Robinson, a retired AT&T executive who now serves as vice chairman of the East Lake Community Foundation, has been elected to the Board of Directors of AMR Corporation, the parent company of American Airlines.
     "In these difficult and challenging times for our industry, we are indeed fortunate to be bringing on to AMR's Board an executive with Ray Robinson's vast experience in business and his broad involvement in community endeavors," said Gerard J. Arpey, AMR's Chairman and CEO. "Ray's exceptional qualities will be a welcomed asset as we continue the work of strengthening AMR and building for the future in concert with our people and our unions."
     A native of Dallas, Robinson was with AT&T for 35 years, serving in a number of functional areas, including finance, marketing, sales, operations, corporate and regulatory affairs, maintenance and engineering. From his first AT&T assignment as a communications technician installing long-distance circuits, Robinson rose to hold a wide range of executive positions. These included president of AT&T's Southern Region, its largest; president and CEO of AT&T Tridom, an AT&T subsidiary; vice president of operations for AT&T Business Customer Care; service vice president of AT&T Outbound Services; vice president of access for the Southern/Southwestern Regions, and vice president of AT&T Public Relations.
     He is also president of the East Lake Golf Club, home of THE TOUR Championship. In this capacity, and as vice chairman of the East Lake Community Foundation, Robinson is responsible for overall strategic direction to ensure the continued success of the community's redevelopment and to inspire other communities to revitalize their inner city neighborhoods.
     Net proceeds from the operations of the East Lake Golf Club and THE TOUR Championship are funneled back into East Lake community programs aimed at helping low-income families succeed. The East Lake Community Foundation is responsible for the $120 million redevelopment of the East Lake neighborhood. This redevelopment transformed one of the nation's most troubled public housing projects into an award-winning model of a thriving mixed-income community.
     Robinson is a member of the board of directors of Avnet, Inc.; Acuity Brands, Inc.; Choice-Point, and Aaron Rents. He is the non-executive chairman of Citizens Trust Bank, the largest African-American owned bank in the Southeast and the nation's second largest African-American bank. He is also a board member of the Atlanta Metro Chamber of Commerce, the Commerce Club, the Woodruff Arts Center of Atlanta, and the Georgia Aquarium.
     Additionally, Robinson is a trustee of Spelman College, Atlanta; Meharry Medical College, Nashville, and the University of Denver Alumni Association. He also is a member of the 100 Black Men in Atlanta, the NAACP, Alpha Phi Alpha Fraternity, Inc., and the National Black MBA Association.
     Robinson received his Bachelor of Science degree in Finance and Economics and a Master of Business Administration in Finance from the University of Denver.
     Robinson is married and has two adult children and one granddaughter.

                               ###

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                The address is http://www.aa.com